UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 6, 2014

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2014, Elite Pharmaceuticals, Inc. (the “Company”) and Elite Laboratories, Inc., its wholly-owned subsidiary, amended the following convertible promissory notes: (i) an August 1, 2013 Secured Convertible Note to Mikah Pharma LLC (“Mikah”) due August 1, 2016 in the principal amount of $10,000,000 (the “Mikah Note”), and (ii) a November 21, 2013 Convertible Note to Jerry Treppel due November 21, 2016 in the principal amount of $600,000 (the “Treppel Note” and, together with the Mika Note, the “Notes”). Mikah is owned by the Company’s CEO and President and Mr. Treppel is a director of the Company. Generally, the Notes were amended to make them convertible into shares of the Company’s newly created Series I Convertible Preferred Stock. For a description of this new series of preferred stock, please see “Item 5.03” below. The Mikah Note also was amended to make it immediately exercisable.

The foregoing description of the Amendments to the Notes is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein in their entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On February 7, 2014, Mikah converted the entire Mikah Note into 100 shares of I Preferred Stock and Treppel converted the entire Treppel Note into 4.242 shares of the Company’s Series I Convertible Preferred Stock. Please see Item 5.03, below. We relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2014, the Company filed a Certificate of Designations (the “COD”) with the Nevada Secretary of State designating a new series of convertible preferred stock - Series I Preferred Stock (the “I Preferred Stock”) and setting forth the various rights, preferences, restrictions and other matters related to the I Preferred Stock. 500 shares were designated as I Preferred Stock. Each share of I Preferred Stock has a Stated Value of $100,000 and is convertible at the option of the holder thereof (the “Holder”) into such number of shares of Common Stock determined by dividing the Stated Value of such share of I Preferred Stock by the Conversion Price (currently $0.07, subject to adjustment pursuant to the terms of the COD). Each share of I Preferred is entitled to vote along with the holders of Common Stock and each share is entitled to votes equal to the number of shares of Common Stock into which they are convertible. Holders are entitled to dividends if and when declared in an amount equal to the dividend he or she would have been entitled to receive upon conversion, in full, of one share of Series I Preferred in to Common Stock. Upon any liquidation, dissolution or winding-up of the Company, each Holder is entitled to receive, pari passu and pro rata with the holders of Common Stock, out of the assets of the Company an amount equal to the amount distributable with regard to the number of shares of Common Stock into which the shares of Series I Preferred Stock held by the Holder are convertible.

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The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein in its entirety by reference.

Item 9.01.         Financial Statements and Exhibits.

(c) Exhibits:

4.1	Certificate of Designations of the Series I Preferred Stock.
4.2	Form of Series I Preferred Stock Certificate.
10.1	February 7, 2014 Amendment to August 1, 2013 Secured Convertible Note from the Company to Mikah Pharma LLC due August 1, 2016.
10.2	February 7, 2014 Amendment to November 21, 2013 Secured Convertible Note from the Company to Jerry Treppel due November 21, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2014

ELITE PHARMACEUTICALS, INC.

By:	s/ Nasrat Hakim
Nasrat Hakim, President and CEO

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